UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PURE EARTH, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Neshaminy Interplex, Suite 201
Trevose, Pennsylvania 19053
Dear Pure Earth, Inc. Stockholder:
On behalf of your board of directors, you are cordially invited to attend the Pure Earth, Inc. 2009 annual meeting of stockholders to be held on Wednesday, June 17, 2009 at 2:00 p.m., local time, at the Radisson Hotel Philadelphia Northeast located at 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053.
Details regarding the business to be conducted at the annual meeting are described in the accompanying notice of the annual meeting and proxy statement. We have also made available a copy of our 2008 Annual Report, which includes our audited financial statements and provides information about our business and products. We encourage you to read these materials carefully.
It is important that your shares are represented at the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by completing and signing the enclosed proxy card or voting instruction card and returning it in the self-addressed, stamped envelope provided for your convenience. Please review the instructions on each of your voting options described in this proxy statement, and note that voting by completing the enclosed proxy card or voting instruction card will not prevent you from attending the annual meeting and voting in person.
On behalf of our board of directors, I would like to express our appreciation for your continued support. We look forward to seeing you at the annual meeting.

Sincerely,

Brent Kopenhaver
Chairman of the Board of Directors
April 30, 2009

PURE EARTH, INC.
One Neshaminy Interplex, Suite 201
Trevose, Pennsylvania 19053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2009:
THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT https://materials.proxyvote.com/74623L
NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of Stockholders of Pure Earth, Inc., a Delaware corporation (the “2009 Annual Meeting”), will be held on Wednesday, June 17, 2009, at 2:00 p.m., local time, at the Radisson Hotel Philadelphia Northeast located at 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053, for the following purposes:
(i) to elect one Class II director and one Class III director, as more fully described in the accompanying proxy statement;
(ii) to ratify the appointment of Marcum & Kleigman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(iii) to transact such other business as may properly come before the 2009 Annual Meeting or any postponement or adjournment thereof.
Only holders of record of our common stock at the close of business on April 29, 2009 are entitled to notice of, and to vote at, the 2009 Annual Meeting and at any postponements or adjournments thereof. A list of such stockholders will be available for inspection by our stockholders at our principal executive offices located at One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053 during ordinary business hours for the ten-day period prior to the 2009 Annual Meeting.
All stockholders are cordially invited to attend the 2009 Annual Meeting and vote their shares of common stock in person. However, to ensure your representation at the 2009 Annual Meeting, stockholders of record are urged to vote their shares of common stock via proxy by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.
Stockholders who hold their shares of common stock in “street name” (that is, through a bank, broker or other nominee) should have received a voting instruction card from the nominee and should follow the instructions provided by such nominee to vote their shares.

By Order of the Board of Directors,

Joseph T. Kotrosits
Senior Vice President and Corporate Secretary
Trevose, Pennsylvania
April 30, 2009

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE VOTE BY PROXY BY COMPLETING, SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

i

PURE EARTH, INC.
One Neshaminy Interplex, Suite 201
Trevose, Pennsylvania 19053
(215) 639-8755
PROXY STATEMENT
2009 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement is furnished to the holders of our common stock, par value $0.001 per share, in connection with the solicitation of proxies by our board of directors for use at the 2009 Annual Meeting of Stockholders or at any postponement or adjournment thereof. The annual meeting will be held on Wednesday, June 17, 2009, at 2:00 p.m., local time, at the Radisson Hotel Philadelphia Northeast located at 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053.
At the annual meeting, stockholders will consider and vote upon:
(i)	the election of one Class II director of the Company and one Class III director of the Company, as described in this proxy statement;

(ii)	the ratification of the appointment of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(iii)	such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
References in this proxy statement to “we,” “us,” “our,” and “the Company” mean Pure Earth, Inc.
Proxy Materials
Accompanying this proxy statement is the board of directors’ proxy or a voting instruction card for the annual meeting, which you may use to indicate or direct your vote on the proposals described in this proxy statement. The notice of the annual meeting, this proxy statement, the enclosed proxy card and our 2008 annual report to stockholders, collectively referred to as the “proxy materials,” are first being mailed to our stockholders of record on or about May 5, 2009. In addition, we posted the proxy materials at https://materials.proxyvote.com/74623L.
Record Date
Our board set the close of business on April 29, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record at the close of business on April 29, 2009, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will receive from the nominee instructions that you must follow in order for your shares to be voted as you choose. On the record date, there were issued and outstanding 17,426,799 shares of our common stock.
Quorum Requirement
A quorum of stockholders is necessary to hold a valid annual meeting. In order for a quorum to be present at the annual meeting, a majority of the issued and outstanding shares of common stock at the close of business on the record date must be present in person or represented by proxy at the annual meeting. All such shares that are present in person or represented by proxy at the annual meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held of record by a broker are not voted with respect to a proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Votes Required
Each share of common stock is entitled to one vote on each matter to be presented at the annual meeting. Directors are elected (Proposal One) by a plurality of the votes of the shares of common stock outstanding at the close of business on the record date and present in person or represented by proxy at the annual meeting. Under Delaware law, an abstention or a broker non-vote will have no legal effect on the election of directors. Therefore, the Class II director nominee receiving the most “FOR” votes will be elected to serve on the board and the Class II director nominee receiving the most “FOR” votes will be elected to serve on the board.
The ratification of the appointment of Marcum & Kliegman as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal Two) and the approval of any other business as may properly come before the annual meeting, or any postponement or adjournment thereof, will require the affirmative vote of the holders of a majority of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter. Under Delaware law, an abstention on any of these proposals will have the same legal effect as an “AGAINST” vote. A broker non-vote will not be counted as a vote “FOR” or “AGAINST” any of these proposals at the annual meeting, nor will it be counted as an abstention. However, under current rules of the New York Stock Exchange, member firms of that exchange have authority to vote in their discretion on Proposals One and Two as routine items in the absence of a voting directive from a beneficial owner of our common stock.
Voting of Shares
If your shares of common stock are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record. Stockholders of record may vote in person at the annual meeting or by proxy using the enclosed proxy card. If voting by proxy, please mark, sign and date your proxy and return it in the postage-paid envelope we have provided you.
Whether or not you plan to attend the annual meeting, we urge you to vote promptly to ensure your vote is counted.
If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received these proxy materials from that organization rather than us. The organization holding your shares is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. You may vote in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the annual meeting.
Solicitation of Proxies and Discretionary Voting
The entire cost of soliciting proxies, include the costs of preparing, assembling and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. In addition to solicitation by mail, our officers, directors or employees may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, we will pay the reasonable expenses incurred by record holders of our common stock who are brokers, dealers, banks, voting trustees or other nominees, for sending our proxy materials to the beneficial owners of the shares of our common stock they hold of record.

Whether or not you are able to attend the annual meeting, you are urged to complete and return your proxy, which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted “FOR”: (i) the election of one Class II director of the Company and one Class III director of the Company, as described in this proxy statement; and (ii) the ratification of the appointment of Marcum & Kliegman as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Our board is not aware of any other matters that will come before the annual meeting or any postponement or adjournment of the annual meeting. If any other matters properly come before the meeting or any postponement or adjournment of the meeting, the proxy holders will vote the proxies as recommended by the board of directors, or, in the absence of such recommendations, in their discretion in accordance with their best judgment and in the manner they believe to be in our best interest.
The proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting, as described in “Other Matters.”
Revocability of Proxy
You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, submit a later-dated signed proxy to Joseph T. Kotrosits, our Corporate Secretary, or attend the annual meeting and vote in person. Because each proxy is revocable as provided in this proxy statement, sending in a signed proxy will not affect a stockholder’s right to attend the annual meeting and vote in person. Attendance at the annual meeting will not in itself constitute a revocation of your proxy.
Before the taking of the vote at the Annual Meeting, any written notice of revocation should be sent to Pure Earth, Inc., One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053, attention: Joseph T. Kotrosits, or hand delivered to Mr. Kotrosits.
If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the organization holding your shares or contact such organization regarding how to change your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 27, 2009 (except as otherwise noted in the footnotes) regarding the beneficial ownership of our common stock by:
•	each person known by us to beneficially own more than five percent of our outstanding common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table for the fiscal year ended December 31, 2008; and

•	all of our directors and executive officers as a group.
As of April 27, 2009, there were 17,426,799 shares of our common stock outstanding. The number of shares beneficially owned by each stockholder is determined under rules and regulations promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other convertible securities or rights held by that person that are currently exercisable or exercisable within 60 days of April 27, 2009 are deemed to be presently outstanding. These shares, however, are not deemed outstanding fro the purposes of computing the percentage ownership of any other person. The same shares may be beneficially owned by more than one person.
Unless otherwise noted below:
•	the address for each beneficial owner is c/o Pure Earth, Inc., One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053; and

•	subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by that person.

			Percentage of
	Number of Shares of		Common Stock
	Common Stock		Beneficially
Name and Address	Beneficially Owned		Owned

Mark Alsentzer	4,267,500	(1)(2)	24.5%

Brent Kopenhaver	876,400	(2)(3)	5.0%

Joseph T. Kotrosits	17,000		0.1%

Charles M. Hallinan	1,477,414	(4)	8.5%

Marrin, L.P. (5)	1,000,000		5.7%

Black Creek Capital Corp. 10895 Lowell, Suite 100 Overland Park, Kansas 66210 (6)	1,709,889	(7)	9.8%

Scott Tucker 10895 Lowell, Suite 100 Overland Park, Kansas 66210 (6)	1,744,814	(7)(8)	10.0	%(9)

All directors and executive officers as a group (4 persons)	6,638,314	(10)	38.1%

(1)	Includes (i) 44,750 shares of common stock owned by AAA LP, of which Mr. Alsentzer is the general partner; (ii) 1,000,000 shares of common stock owned by Marrin, L.P., of which Mr. Alsentzer is the general partner; and (iii) 300,000 shares of common stock owned by members of Mr. Alsentzer’s immediate family, and over which Mr. Alsentzer may be deemed to share voting or dispositive power (but as to which Mr. Alsentzer disclaims beneficial ownership).

(2)	Pursuant to the terms of our Series B preferred stock, Mr. Alsentzer ceasing to beneficially own 1,919,000 shares of our common stock, subject to adjustment, or Mr. Kopenhaver ceasing to beneficially own at least 134,000 shares of our common stock, subject to adjustment, would each be a mandatory redemption event. Once a mandatory redemption event occurs, we must pay holders demanding redemption of their Series B preferred stock up to 103% of the liquidation value of the Series B preferred stock, depending on the redemption date.

(3)	Includes 300,000 shares of common stock owned by members of Mr. Kopenhaver’s immediate family, and over which Mr. Kopenhaver may be deemed to share voting or dispositive power.

(4)	Includes (i) a warrant to purchase up to 22,222 shares of common stock at an exercise price of $4.50 per share; and (ii) 100,000 shares of common stock owned by Mr. Hallinan’s spouse, and over which Mr. Hallinan may be deemed to share voting or dispositive power. Excludes 300,000 shares of common stock owned by members of Mr. Hallinan’s immediate family, over which Mr. Hallinan does not exercise voting or dispositive power and as to which Mr. Hallinan disclaims beneficial ownership.

(5)	Mark Alsentzer is the general partner of Marrin, L.P. and is deemed to beneficially own these shares.

(6)	Scott Tucker has sole voting and dispositive power over our securities held by Black Creek Capital Corp.

(7)	Includes a warrant to purchase up to 22,222 shares of our common stock at an exercise price of $4.50 per share.

(8)	Includes (i) 1,709,889 shares of common stock beneficially owned by Black Creek Capital Corp.; and (ii) 34,925 shares of common stock beneficially owned by a revocable trust established by Mr. Tucker’s spouse, over which shares Mr. Tucker may be deemed to share voting or dispositive power.

(9)	The actual percentage of common stock beneficially owned is 9.9995%.

(10)	See footnotes (1) through (4).

PROPOSAL ONE – ELECTION OF DIRECTORS
Our board of directors is responsible for managing our business and affairs. Our Second Amended and Restated Certificate of Incorporation provides that the number of directors constituting the board of directors shall be not less than one nor more than 15, with the board of directors empowered to determine the exact number from time to time. Beginning as of May 22, 2007, our board of directors was divided into three classes, designated as Class I, Class II and Class III. The directors are allocated into the three classes so that the number in each class is as equal as possible. Directors in each class are generally elected to serve a term of three years. The board has fixed the number of directors at three.
At the annual meeting, the stockholders will elect one Class II director and one Class III director. The Class II director will serve a two-year term, until 2011, and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. This year, the Class II director is being elected at the annual meeting and the term to be served by the Class II director has been shortened from three to two years because the Company did not hold a 2008 annual meeting of stockholders. The shortened term for the Class II director is consistent with the intent of the classified board provision in our Second Amended and Restated Certificate of Incorporation that, in each future year, the term of one class of directors will expire and the nominees will be elected to serve a three-year term at each annual meeting of stockholders. The Class III director will serve a term of three years, until 2012, and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Unless directed otherwise, the persons named in the enclosed proxy intend to vote all proxies received by them “FOR” (i) the election as directors of the nominees listed below all of whom are presently our directors or (ii) if any of these nominees becomes unavailable or unwilling to serve as a member on the board for any reason, for a substitute nominee designated by the board.
The board nominated Charles M. Hallinan for election as a Class II director and Brent Kopenhaver for election as a Class III director based upon a review of, among other things, their qualifications, experience and education. All nominees have consented to be named and have indicated their intent to serve if elected. The board has no reason to believe that any of the nominees will decline or will be unable to serve as a director.
Director Nominees
The director nominees are each current members of our board of directors. The Class II nominee receiving the highest number of affirmative votes and the Class III nominee receiving the highest number of affirmative votes will be elected. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as our board of directors may recommend in the place of such nominee to fill the vacancy. Information regarding the two nominees is set forth below.
The following table sets forth information, as of the record date, concerning our nominees for election to the board:

Director Nominee	Age	Positions Held

Charles M. Hallinan	68	Class II Director

Brent Kopenhaver	54	Chairman, Class III Director, Executive Vice President, Chief Financial Officer and Treasurer
There is no family relationship between any of our directors, nominees for director or executive officers. None of our directors, nominees for director or executive officers is a party to any arrangement or understanding with any other person with respect to nominations of directors or the appointment of executive officers.

There are no other nominees for director known to us at this time. The following is a brief summary of the background of each director nominee:
Brent Kopenhaver. Mr. Kopenhaver has served as our Chairman, Executive Vice President, Chief Financial Officer and Treasurer since January 11, 2006. Under the terms of Mr. Kopenhaver’s employment agreement, we have agreed to use best efforts to cause Mr. Kopenhaver to be elected to the board of directors and be retained as a director during the term of his employment. Mr. Kopenhaver has 20 years of financial, operational and senior management experience in the beneficial reuse, treatment, transportation and disposal industries. From April 1998 to March 2005, he was the Chief Financial Officer of Clean Earth, Inc. From 1988 to 1997, Mr. Kopenhaver held various positions in finance at Republic Environmental Systems, Inc., a waste services company. Prior to working in the environmental services industry, Mr. Kopenhaver worked at Chase, Bank of America and Barclays Bank, evaluating and structuring asset-based loans. Mr. Kopenhaver holds a Bachelor of Science degree in Accounting from Lehigh University.
Charles M. Hallinan. Mr. Hallinan has served as a director since September 5, 2007. Mr. Hallinan has 40 years of experience in the investment banking, mergers and acquisitions, and investing businesses. Mr. Hallinan has been the President of Hallinan Capital Corp., a private company investing in other businesses, since 1988. Mr. Hallinan holds a Bachelor of Science degree in Finance from New York University and a Masters in Business Administration in Finance from the Wharton School of Business, University of Pennsylvania.
Continuing Director and Executive Officer
The following table sets forth information, as of the record date, concerning our continuing Class I director and our non-director executive officer:

Name	Age	Positions Held

Mark Alsentzer	54	President, Chief Executive Officer and Class I Director

Joseph T. Kotrosits	56	Senior Vice President of Transportation Services and Secretary
The following is information concerning our continuing Class I director and our non-director executive officer for the past five years, unless indicated otherwise:
Mark Alsentzer. Mr. Alsentzer has served as our President, Chief Executive Officer and a member of our board of directors since January 11, 2006. Mr. Alsentzer’s term as a Class I Director will expire at our 2010 annual meeting of stockholders. Under the terms of Mr. Alsentzer’s employment agreement, we have agreed to use best efforts to cause Mr. Alsentzer to be elected to the board of directors and be retained as a director during the term of his employment. Mr. Alsentzer has 26 years of experience in the environmental services industry. From December 1996 to April 30, 2004, Mr. Alsentzer served as President and Chief Executive Officer of U.S. Plastic Lumber Corp., or USPL, which was a publicly-traded manufacturer and marketer of recycled plastic lumber products and a provider of environmental recycling services. Mr. Alsentzer also served as a director of USPL from May 1994 (and as Chairman from January 2000) to April 30, 2004. On July 23, 2004, USPL filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From 1993 to 1996, Mr. Alsentzer served as Chief Executive Officer of Clean Earth, Inc., a recycler of contaminated soil and debris located in the Northeast and a former subsidiary of USPL until its sale in September 2002. Additionally, since December 1999, Mr. Alsentzer has been a director of Mace Security International, Inc., a manufacturer of security products with common stock listed on the NASDAQ Global Market. Since January 1, 2004, Mr. Alsentzer has served as the managing member of Ventnor Investment Properties, LLC, a real estate development company. Mr. Alsentzer holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and a Masters in Business Administration degree in Management from Farleigh Dickinson University.

Joseph T. Kotrosits. Mr. Kotrosits has served as our Senior Vice President of Transportation Services since September 10, 2007 and as our Corporate Secretary since March 30, 2009. Mr. Kotrosits is responsible for overseeing the day-to-day operations of our Transportation and Disposal, Materials and Environmental Services reporting segments. Mr. Kotrosits has over 20 years of experience in the hazardous and non-hazardous waste industries. From July 1997 to August 2007, Mr. Kotrosits served in various positions with Philip Services Corporation, an industrial service company, and certain of its subsidiaries, including as Transportation Manager, General Manager and Transportation Compliance Manager. Mr. Kotrosits holds a Bachelor of Arts degree in Humanities from Mansfield University.
Founders and Control Persons
Except as otherwise disclosed above, to our knowledge, during the last five years none of our founders or control persons has been subject to any legal proceedings or other circumstances required to be disclosed above.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS ELECT THE CLASS II DIRECTOR NOMINEE TO SERVE A TWO-YEAR TERM, UNTIL 2011, AND THE CLASS III DIRECTOR NOMINEE TO SERVE A THREE-YEAR TERM, UNTIL 2012, AND EACH UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED OR THE DIRECTOR’S EARLIER DEATH, RESIGNATION OR REMOVAL.

CORPORATE GOVERNANCE
Board and Committee Matters
Communication with the Board
Stockholders may communicate with the board or individual members of the board by sending correspondence to the following address: Corporate Secretary, Pure Earth, Inc., One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053 or by telephone at (215) 639-8755. We will periodically forward all correspondence or other communications received to the board or to the individual member of the board to whom the correspondence or other communication is addressed.
Meetings of the Board and Committees
In 2008, there were no regular and three special board meetings, and the board of directors took action by written consent four times. During 2008, none of our directors attended less than 75% of all of the meetings of the board.
Attendance at Annual Meeting of Stockholders
The board of directors believes that each director should attend the annual meeting of stockholders, absent exceptional cause, although it has not formally adopted any policy with respect to director attendance at such meetings. We expect that all directors will attend the annual meeting.
Independence
The board has determined that Charles M. Hallinan is an “independent” director as such term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC, although these independent director standards do not directly apply to us because we do not have any securities that are listed on any tier of NASDAQ. Our other two directors, Messrs. Alsentzer and Kopenhaver, serve as our officers and employees, and are therefore not independent.
Committees of the Board
We do not currently have separately designated audit, nominating or compensation committees, or committees performing similar functions. Shares of our common stock are not listed on any national securities exchange, and thus we are not subject to the SEC’s or any exchange’s rules requiring standing committees or independent directors. Since December 24, 2008, our common stock has been quoted on the OTC Bulletin Board. While this service requires us to have a class of securities registered or file periodic reports under the Exchange Act, it does not currently have requirements as to the maintenance of standing committees or the independence of our board members. We are not, and in the past have not been, subject to any specific corporate governance guidelines or rules imposing requirements on the independence of our directors or committee members. Given the fact that we are a newly public company without a majority of independent directors, our board of directors determined that it was not appropriate to designate separate committees of the board of directors. The board of directors as a whole is responsible for fulfilling the duties which would otherwise be delegated to such committees.
At some future time, we may seek to have our common stock or other securities quoted on a tier of a national securities exchange. In so doing, we will reevaluate the need to have independent directors on our board and on standing committees, in light of applicable corporate governance rules and corporate best practices.

Qualifications of Director Nominees. Our board has not established specific, minimum age, education, years of business experience or specific types of skills for potential director nominees, but in general, expects that qualified nominees will possess a proven record of business acumen, success and leadership, including experience or expertise in one or more of the following areas: business, financial or accounting matters generally, the specific industry and markets in which we operate, technical matters generally and the specific technologies we use and develop. In addition, if in the future we seek to have our common stock or other securities quoted on a tier of a national securities exchange, potential director nominees will be evaluated by reference to requirements relating to the board and committee composition under applicable law and listing standards.
Director Nominee Selection Process. In the case of an incumbent director whose term of office expires, our board reviews such director’s service during the past term, including the number of board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above. In certain cases, there may be outside agreements with which we must comply and which affect our director nominee selection process. For instance, under the terms of the employment agreements with Mark Alsentzer and Brent Kopenhaver, we agreed to use our best efforts to cause Messrs. Alsentzer and Kopenhaver to be elected to the board of directors and retained as members of the board of directors during the term of their employment. See “Executive Compensation — Narrative Disclosure to Summary Compensation Table.”
In the case of a new director candidate, the selection process for director candidates may include the following steps:
•	identification of director candidates by the board based upon suggestions from current directors and executives and recommendations received from stockholders, and possible engagement of a director search firm;
•	interviews of candidates by the board; and
•	formal nominations by the board for inclusion in the slate of director nominees at the annual meeting.
Stockholder Nominee Policy. Our Second Amended and Restated Bylaws provide specific limitations and requirements for stockholders to nominate directors for election to the board and to propose matters for consideration at stockholders’ meetings. Generally, at any annual meeting of stockholders, only business that is properly brought before the meeting may be conducted at the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting, otherwise properly brought before the meeting by or at the direction of the board of directors, or otherwise properly and timely brought before the meeting by any stockholder of the corporation in compliance with the notice procedures and other provisions of our Second Amended and Restated Bylaws.
For business to be properly brought before an annual meeting by a stockholder, such business, as determined by the chairman of the board or such other person presiding over the meeting, must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware, and such stockholder must:
•	be a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at the annual meeting;

•	be entitled to vote at such annual meeting; and

•	comply with all of the notice procedures of our Second Amended and Restated Bylaws.

To be in proper form, a request to nominate persons for election to the board of directors must state, among other things, as to each person whom the stockholder proposes to nominate for election or reelection as a director:
•	the name, age, business address and residence address of the nominee;

•	the principal occupation and employment of the nominee;

•	the ownership of each class of our capital stock by each director nominee;

•	the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected;

•	such other information regarding each nominee which would be required to be included in a proxy statement or by the rules and regulations of the stock exchange or other quotation system upon which any class of our securities is then listed or quoted; and

•	a written statement executed by the nominee acknowledging that, as a director of the corporation, he or she will owe fiduciary duties, under the General Corporation Law of the State of Delaware, exclusively to the corporation and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders.
The foregoing requirements are intended as a summary only and are qualified in their entirety by reference to the provisions of our Second Amended and Restated Bylaws. See “Stockholder Proposals and Director Nominations” for an explanation of certain of the procedural requirements for stockholder nominations to be timely submitted.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information related to compensation during our fiscal year ended December 31, 2008 awarded to, earned by or paid to:
•	Mark Alsentzer, our President and Chief Executive Officer;

•	Brent Kopenhaver, our Chairman, Executive Vice President, Chief Financial Officer and Treasurer; and

•	Joseph T. Kotrosits, our Senior Vice President of Transportation Services and Secretary.
We did not grant any equity awards to these named executive officers during 2008 or 2007.
Summary Compensation Table

				Non-Equity
				Incentive Plan	All Other
	Year			Compensation	Compensation
Name and Principal Position	(1)	Salary ($)	Bonus ($)	($)	($)(2)	Total ($)

Mark Alsentzer	2008	263,452	—	—	30,561	294,013
President and Chief	2007	250,000	90,000	—	—	340,000
Executive Officer

Brent Kopenhaver	2008	202,692	—	—	15,227	217,919
Chairman, Executive	2007	200,000	60,000	—	—	260,000
Vice President, Chief Financial Officer and Treasurer

Joseph T. Kotrosits(3)	2008	150,000	—	—	—	150,000
Senior Vice President of Transportation Services and Secretary

(1)	Compensation information for 2006 has been omitted as we were not a reporting company at any time during that year.

(2)	All amounts represent perquisites and other personal benefits provided to our named executive officers.

(3)	No information is provided for Mr. Kotrosits with respect to 2007 because he did not have more than $100,000 in total compensation during that fiscal year. Mr. Kotrosits became our Secretary on March 30, 2009.
Narrative Disclosure to the Summary Compensation Table
We do not currently have a separate compensation committee of our board of directors. Our board of directors determines the compensation levels for our executive officers and directors. In doing so, our board of directors may review compensation of the officers and directors of public companies of similar size as us in determining these compensation levels.
During 2007, neither Mr. Alsentzer nor Mr. Kopenhaver was subject to an employment agreement. Each of them was paid an annual base salary and was granted a discretionary bonus by our board of directors. In June 2008, we entered into employment agreements with each of Mr. Alsentzer and Mr. Kopenhaver, which, together with the letter agreement with Mr. Kotrosits in late 2007, set the 2008 compensation for our executive officers. As a result of our financial performance in 2008, no bonuses were awarded with respect to 2008 and no increases in base salary were provided to our named executive officers for 2009.

Employment Agreement — Mark Alsentzer
Effective June 1, 2008, we entered into a five-year employment agreement with Mr. Alsentzer, pursuant to which he serves as our President and Chief Executive Officer. The initial term of the employment agreement may be automatically renewed for an additional five-year period, unless either party gives written notice of non-renewal at least 120 days prior to the expiration of the initial term. Under this agreement, Mr. Alsentzer receives an annual base salary current set at $275,000, which salary may be increased in the sole discretion of the Board but must be increased by at least 5% each year during the term of the agreement. Mr. Alsentzer is also eligible to receive an annual bonus at the sole discretion of the Board and is entitled to participate in any bonus or incentive compensation plans that we may make available to other of our executives. He also may participate in any of our stock option plans.
Mr. Alsentzer will receive reimbursement for his reasonable expenses incurred during the term of his employment agreement, including reimbursement for his regular travel to the state of Florida. He is also entitled to receive a company car and reimbursement for the reasonable cost of gas, oil, service, maintenance and automobile insurance for the car. Alternatively, he can choose to use his own car and receive a car allowance of $1,200 per month, plus reimbursement for the reasonable cost of gas, oil, service and maintenance, and a mileage reimbursement if he leases the car and in any year drives the vehicle more than 15,000 miles. Mr. Alsentzer is also entitled to receive at least four weeks of paid vacation each year. Subject to certain conditions, we are also required to purchase and maintain life insurance on Mr. Alsentzer in the face amount of $500,000, payable to a beneficiary chosen by Mr. Alsentzer.
Each year, Mr. Alsentzer may require the board of directors to order, at our expense, a compensation study summarizing the total compensation awarded to the presidents and chief executive officers of companies similar to ours. Upon receipt of this study, the board of directors must adjust Mr. Alsentzer’s total compensation to the extent necessary to be competitive with the compensation offered to these other executives. We also agreed to use our best efforts to cause Mr. Alsentzer to be elected to the board of directors and retained as a member of the board of directors during the term of his employment. We also acknowledge that Mr. Alsentzer has other non-competing business interests and serves on the board of directors of other non-competing companies, which may from time to time require his attention but to which he will not devote more than 10 business hours per week.
Mr. Alsentzer agrees that any information and materials relating to our business and obtained by him during his employment are property belonging to us. He also agrees that he will at all times keep confidential all of our trade secrets and proprietary information. He also covenants that during the term of his employment and for one year thereafter, he will not be involved with any other environmentally-related business that is located within 150 miles of our principal place of business. During the term of the employment agreement and for one year thereafter, Mr. Alsentzer has also agreed to not solicit our employees, customers, suppliers or any other person having a business or employment relationship with us or any of our affiliates, to terminate or curtail such relationship.
Mr. Alsentzer’s employment agreement also contains a number of termination and change of control provisions that are described in “—Termination and Change-in-Control Arrangements” in this section.
Employment Agreement — Brent Kopenhaver
Effective June 1, 2008, we entered into a five-year employment agreement with Mr. Kopenhaver, pursuant to which he serves as our Executive Vice President and Chief Financial Officer and receives an annual base salary currently set at $205,000. All of the other terms of his employment agreement are substantially similar to those of Mr. Alsentzer’s employment agreement, except that we are not required to reimburse Mr. Kopenhaver for any personal travel expenses. Mr. Kopenhaver’s employment agreement also contains a number of termination and change of control provisions that are described in “—Termination and Change-in-Control Arrangements” in this section.

Employment Letter — Joseph T. Kotrosits
In September of 2007, we entered into a letter agreement with Mr. Kotrosits, pursuant to which he serves as our Senior Vice President of Transportation Services and as Vice President of Juda Construction, Ltd., our wholly-owned subsidiary. The letter agreement does not have a specified term. Pursuant to the letter agreement, Mr. Kotrosits receives an annual base salary of $150,000, plus a car allowance of $600 per month. Mr. Kotrosits is eligible to participate in our 2007 Stock Incentive Plan.
Mr. Kotrosits will receive reimbursement for all business expenses incurred for travel and entertainment. Mr. Kotrosits was granted the option of participating in the health benefit plans provided by Juda Construction, Ltd. or receiving $1,200 per month of COBRA reimbursement. Mr. Kotrosits elected to receive COBRA reimbursement. Beginning in April of 2008, Mr. Kotrosits elected to forego his COBRA reimbursement and to instead participate in our employee health benefit programs. Mr. Kotrosits is entitled to receive four weeks of paid vacation each year.
2007 Stock Incentive Plan
The 2007 Stock Incentive Plan was approved by our board of directors on July 24, 2007 and by our stockholders at our 2007 annual meeting of stockholders on September 5, 2007. Subject to certain adjustments as provided in the incentive plan, a total of 1,000,000 shares of our common stock are available for issuance pursuant to awards granted or to be granted under the incentive plan. The incentive plan is administered by a committee consisting solely of two to five non-employee directors (as defined under the incentive plan), although the failure of the committee to be composed solely of non-employee directors shall not prevent an award from being considered granted under the incentive plan. Subject to the terms of the incentive plan, the committee determines the persons to whom awards will be granted, the number of awards to be granted, the number of shares of common stock to be covered by any award and the specific terms of each grant, including vesting provisions.
Awards under the incentive plan may be in the form of incentive and nonqualified stock options, restricted stock and restricted stock units. Awards under the incentive plan may be granted to employees, directors, consultants, independent contractors or advisors to us or any present or future subsidiary or parent corporation, although incentive stock options may be granted only to our and our subsidiaries’ hourly or salaried employees. No non-employee director may receive awards covering more than 20% of the shares of common stock authorized for issuance under the incentive plan. No employee, officer or consultant may receive awards covering more than 60% of the shares of common stock authorized for issuance under the incentive plan.
The committee will determine the exercise price of any option granted under the incentive plan. The exercise price of any incentive stock option may not be less than the fair market value of a share of our common stock on the date of grant, except that the exercise price of any incentive stock option granted to a 10% or greater holder of our common stock must be no less than 110% of the fair market value of a share of our common stock.
As of December 31, 2008, we have granted in the aggregate 50,150 shares of restricted stock under the incentive plan, of which 1,100 were forfeited prior to vesting.
Termination and Change-in-Control Arrangements
The following are the material terms of each agreement, contract, plan or arrangement that provides for payments or benefits to one or more of our named executive officers at, following or pursuant to their resignation, retirement or termination, or in connection with a change in control involving Pure Earth.
Employment Agreements
Under the terms of our employment agreements with each of Mr. Alsentzer and Mr. Kopenhaver, employment is terminated upon the executive’s death. We may terminate the executive for “cause,” without cause or upon his “disability.” The executive may terminate the agreement for “good reason” or without good reason.

“Cause” means:
•	conviction for any felony, fraud or embezzlement or crime of moral turpitude;
•	deliberate refusal to fulfill duties under the employment agreement other than due to disability or direction to commit any illegal or immoral act;
•	controlled substance abuse, alcoholism or drug addiction that interferes or adversely affects the executive’s responsibilities to us or which reflects negatively upon our integrity or reputation; or
•	a material breach by the executive of any covenant contained in the employment agreement, which breach remains uncured after the passage of 30 days from the date we notify the executive in writing of the breach, except that any breach shall be deemed fully cured and corrected if, within the cure period, the executive has taken substantial steps to cure and correct the breach (to the extent that it may be cured) and full correction or cure is reasonably expected.
“Disability” means a physical or mental condition or other incapacity beyond the executive’s control that renders him unable to fulfill his duties hereunder for a continuous period of four months or for shorter periods aggregating more than 80 working days in any 12 month period.
“Good reason” means:
•	a requirement that the executive engage in protracted, continuous business travel without his consent;
•	a reduction in his base salary below the amount specified in the employment agreement without the executive’s written consent;
•	a material breach by us of the employment agreement, which breach is not cured or corrected within 30 days of written notice of the breach; or
•	ceasing involuntarily to be a member of the board of directors, other than by reason of death, disability or termination for cause.
In connection with the executive’s death, a termination in connection with his disability or a termination by the executive without good reason, the executive would be entitled to receive his accrued but unpaid base salary and bonus through the date of death or termination. In the event of termination of his employment for cause, he would be entitled to receive his accrued but unpaid salary through the date of termination.
If we terminate the executive’s employment without cause or he terminates his employment for good reason, we must pay him:
•	his base salary then currently in effect, for the greater of the period of time remaining under the agreement or 35 months, payable in accordance with normal payroll practices;
•	a bonus, as determined by our board of directors, but only if his termination occurs on or after October 1 in the year of termination;
•	the monthly premiums for his health insurance, until the earlier of 24 months after the date of termination or the date on which he begins to receive health insurance coverage principally paid for by another employer; and
•	a lump sum cash payment equal to the excess of:
•	2.99 times the average total annual taxable compensation paid to him during the prior two calendar years preceding the taxable year in which the date of termination occurs; over
•	the aggregate amount of the 35 scheduled base salary payments otherwise payable to him in connection with the termination, as set forth above.

The agreement also provides for a severance payment if the executive is terminated:
•	by us, other than for cause, within six months following a “change of control”;
•	by us prior to a change of control, and he reasonably demonstrates that his termination was at the request of a third party that indicated an intention or took steps reasonably calculated to effect a change of control; or
•	by the executive within six months after a change of control.
A “change of control” will occur:
•	upon any change of control that would be required to be reported as such in a proxy statement or Form 8-K;
•	upon the acquisition by any person or group of beneficial ownership of 25% or more of the combined voting power of our outstanding voting securities, excluding acquisitions by us or any of our affiliates, or any of our employee benefit plans, or by a corporation pursuant to a reorganization, merger, consolidation, division or issuance of securities described below;
•	if the incumbent directors who constituted the board of directors as of June 1, 2008 cease for any reason to constitute at least a majority of the board of directors during any 24 month period, except that any new director shall be deemed to be an incumbent director if he or she became a director after June 1, 2008 and was:
•	elected or nominated for election by our stockholders; or
•	approved by a vote of at least a majority of the directors then comprising the board of directors;
but was not an individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the incumbent directors;
•	upon the consummation of a sale of all or substantially all of our assets or our complete liquidation or dissolution; or
•	upon a reorganization, merger, consolidation, division or issuance of our securities, in each case unless following such transaction:
•	not less than 60% of the outstanding equity securities of the corporation resulting from or surviving such transaction and of the combined voting power of the outstanding voting securities of such corporation is then beneficially owned by our holders of common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction; and
•	at least a majority of the members of the board of directors of the resulting or surviving corporation were incumbent directors.
In the event of a change of control, the executive will be entitled to receive a severance payment equal to:
•	his base salary accrued but unpaid through the date of termination; and
•	2.99 times the average total annual compensation paid to the executive and includible in gross income for federal income tax purposes during the prior five calendar years preceding the taxable year in which the date of termination occurs, reduced by an amount (if any) necessary to avoid the excess parachute payment excise tax imposed by the Internal Revenue Code of 1986.
All grants of stock options and restricted stock to each executive shall provide that any such awards shall immediately become fully vested as of the date of such termination in the event that the executive’s employment is terminated due to death, disability, a change of control, good reason or a lack of cause.

2007 Stock Incentive Plan
The incentive plan provides the following benefits to participants upon termination or a change in control:
•	Option awards
•	Termination due to death or disability: An option will expire on the one-year anniversary of the date of death or the last day of employment following a termination by the participant as a result of a disability (as defined in our long-term disability plan or policy), or, if earlier, the original expiration date of the option.
•	Retirement or termination without cause: If a participant retires in accordance with our normal retirement policy, or if we terminate a participant for any reason other than for cause:
•	An incentive stock option expires 90 days after the last day of employment, or, if earlier, on the original expiration date of the option, unless we set an earlier expiration date on the date of grant.
•	A non-qualified stock option expires 180 days after the last day of employment, or, if earlier, on the original expiration date of the option, unless we set an earlier or later expiration date on the date of grant, or a later expiration date subsequent to the date of grant but prior to 180 days following the participant’s last day of employment.
•	Termination for misconduct: If the committee reasonably believes that a participant has committed an act of misconduct, no exercise of the option will be permitted. Under the incentive plan, the term “misconduct” is defined to include:
•	embezzlement;
•	fraud;
•	dishonesty;
•	non-payment of any obligation owed to us;
•	breach of a fiduciary duty or deliberate disregard of our rules resulting in loss, damage or injury to us;
•	making an unauthorized disclosure of any of our trade secrets or confidential information;
•	engaging in any conduct constituting unfair competition; or
•	inducing any customer to breach any contract with us.
•	Termination for any other reason: If the participant is terminated for any other reason, the option expires 30 days after termination of employment, or, if earlier, the original expiration date of the option. The committee may set an earlier or later date in accordance with the terms of the incentive plan, but no incentive stock option may be exercised more than 90 days after termination of employment.

•	Restricted stock awards
•	Termination due to death or disability: The restrictions on an award of restricted stock will terminate on the date of the participant’s death or on the last day of employment if the participant terminates her employment with us as a result of a total and permanent disability.
•	Termination for other reason. If a participant is no longer employed with us for any reason other than death or disability, the participant will forfeit immediately all unvested shares of restricted stock and all restricted stock units held by the participant. The committee may provide for termination of the restrictions on restricted stock or restricted stock units after termination of employment.
Our standard form of option award agreement also provides that, subject to our right to terminate the option on 30 days advance notice, the option may be exercised upon a change in control for up to 100% of the shares then subject to the option, not including any portion of the option that was previously exercised. Under this agreement, a change in control means a change within a 12-month period in the holders of more than 50% of our outstanding voting stock, or any other event deemed to constitute a “change in control” by the committee.
Our standard form of restricted stock award agreement provides that if the continuous service of the participant is involuntarily terminated for any reason other than for cause (as defined by the committee) at any time within 18 months of a change in control, the restrictions on all shares of restricted stock held by the participant will lapse upon the date of such termination and all shares of restricted stock shall become fully vested.

Director Compensation for Year Ended December 31, 2008
Director Compensation Table
We do not pay compensation to Mr. Alsentzer or Mr. Kopenhaver in their capacities as directors. The table below summarizes all compensation awarded to, earned by or paid to Mr. Hallinan, our only non-employee director, during 2008.
Director Compensation for 2008 Fiscal Year

		Fees
		Earned or
		Paid in	All Other
Name	Year	Cash ($)	Compensation ($)	Total ($)

Charles M. Hallinan	2008	9,000	—	9,000
Narrative to Director Compensation Table
Mr. Hallinan receives a monthly cash director’s fee of $750. No other compensation was awarded to any of our directors during 2008, and we do not compensate directors who are members of our management for serving on our board of directors. During 2008, we did not have active committees of the board of directors.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF MARCUM & KLIEGMAN LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Marcum & Kliegman LLP
The firm of Marcum & Kliegman has conducted the audit of our consolidated financial statements for each of the fiscal years ended December 31, 2008 and 2007. The board has approved the appointment of Marcum & Kliegman to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2009. You are being asked to ratify the appointment of Marcum & Kliegman as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
Stockholder ratification of the selection of Marcum & Kliegman as our independent registered public accounting firm is not required by applicable law, or by our governing documents. Nonetheless, the board is submitting the appointment of Marcum & Kliegman to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the board will reconsider whether or not to retain the firm; provided, however, the board retains the right to continue to engage Marcum & Kliegman notwithstanding the failure to ratify this appointment. Even if the appointment is ratified, the board may, in its discretion, direct the engagement of a different independent registered public accounting firm at any time during the year if it determines such change would be in our best interests and in the best interests of our stockholders.
A representative of Marcum & Kliegman is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.
Audit Fees
During fiscal 2008 and 2007, Marcum & Kliegman LLP billed us $344,365 and $238,475, respectively, for audit fees. Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the quarterly review of unaudited interim financial statements included in our Forms 10-Q, and services in connection with registration statements filed with the SEC. Of the audit fees billed for 2008, $144,365 related to fees for professional services rendered in connection with the filing of our Form 10 registration statement, including reviews of our quarterly financial statements as of and for the periods ended March 31, 2008 and June 30, 2008 included within this filing. The remaining $200,000 of audit fees for 2008 relates to professional services rendered in connection with the audit of our annual financial statements for the year ended December 31, 2008 and the quarterly review for the quarter ended September 30, 2008. We did not file a registration statement with the SEC until June 20, 2008, and we were not subject to the SEC’s reporting requirements until August 19, 2008.
Audit-Related, Tax and All Other Fees
We were not billed by Marcum & Kliegman LLP for any audit-related, tax or other services in 2008 or 2007.
Audit Committee Pre-Approval Policies
We do not presently have an audit committee. Our board of directors is responsible for appointing, setting the compensation for and overseeing the work of, our independent registered public accounting firm. As part of this responsibility, the board of directors will pre-approve all auditing services, internal control-related services and permitted non-audit services performed by the independent registered public accounting firm in order to ensure its independence. Additionally, our board of directors may delegate either type of pre-approval authority to one or more of its members.

Changes in Accountants in Fiscal Year 2007
The independent registered public accounting firm of Skoda Minotti served as our independent public accountants with respect to the audit of our consolidated financial statements as of and for the year ended December 31, 2006, and the audit of the combined financial statements of the Casie Group as of and for the years ended December 31, 2006 and 2005 and the period ended March 30, 2007. In December 2007, upon the recommendation of our board of directors, we approved the dismissal of Skoda Minotti as our independent registered public accounting firm, which dismissal was communicated to Skoda Minotti on January 3, 2008. On January 2, 2008, we decided to engage, and did engage, Marcum & Kliegman LLP to serve as our independent registered public accountant firm with respect to the audit of our 2007 consolidated financial statements.
The reports of each of our independent registered public accounting firms on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2007 and the subsequent period prior to our engagement of Marcum & Kliegman, we did not consult with Marcum & Kliegman regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter related to a “disagreement” or “reportable event,” as such terms are defined in Item 304(a) of Regulation S-K. Also, except as described below, in connection with the dismissal of Skoda Minotti and the engagement of Marcum & Kliegman, there was no disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, no reportable event described in Item 304(a)(1)(v) of Regulation S-K, and, during the 2008 fiscal year, no transactions or event similar to the foregoing, in each case where the transaction or event was material and was accounted for or disclosed in a manner different from that which the former accountants apparently would have concluded was required.
During the preparation of our consolidated financial statements for the year ended December 31, 2007, we and Marcum & Kliegman determined that it was necessary to restate the previously issued consolidated financial statements for the prior year due to certain errors with respect to the application of U.S. generally accepted accounting principles. This conclusion materially impacted the fairness and reliability of the previously issued audit report and consolidated financials statement as of and for the year ended December 31, 2006, issued by Skoda Minotti. We discussed the restatement issues with Skoda Minotti, and that firm performed additional audit procedures on the restated consolidated financial statements as of and for the year ended December 31, 2006, and reissued the firm’s audit opinion on those financial statements. The restatement of our consolidated financial statements as of and for the year ended December 31, 2006 was discussed with our board of directors and we have also authorized Skoda Minotti to respond fully to any inquiries of Marcum & Kliegman concerning the subject matter of the restatement. The restated consolidated financial statements and the accompanying notes corrected errors relating to:
•	the application of purchase accounting for acquisitions and asset purchases made by us on January 20, 2006, including the initial valuation and recording of customer lists and fixed assets acquired;

•	the subsequent accounting and amortization of the customer lists and fixed assets acquired;

•	the accounting for the convertible debentures and related warrants we issued in June and July 2006; and

•	entries that we had previously concluded were immaterial to our consolidated financial statements for prior periods.
Additionally, we recorded adjustments for the income tax effects of these restatement adjustments.
During each of the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent interim period from January 1, 2008 through our notice to Skoda Minotti on January 3, 2008 of dismissal of that firm, there were no disagreements between us and Skoda Minotti on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of Skoda Minotti, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, during this time period, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, with respect to Skoda Minotti.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions
Series A Preferred Stock Financing
On May 17, 2007, we entered into subscription agreements with each of Mr. Hallinan and Black Creek Capital Corp., pursuant to which each of them were issued 10,000 shares of our Series A preferred stock. In addition, each investor received an immediately exercisable five-year warrant to purchase 22,222 shares of our common stock at an exercise price of $4.50 per share. Each investor paid an aggregate purchase price of $500,000 for these securities, which payments were received in March 2007 in advance of our completing the subscription agreements and issuing the securities in May 2007. At any time after March 1, 2008 but prior to June 30, 2008, a holder of Series A preferred stock had the right to require us to repurchase all or any part of the holder’s Series A preferred stock at the stated amount of $50.00 per share plus all accured but unpaid dividends and any other amounts accrued and owing under the Series A preferred stock.
Effective June 29, 2008, we entered into an investment agreement with Mr. Hallinan and Black Creek Capital. Pursuant to the investment agreement, both holders of our Series A preferred stock acknowledged that on June 30, 2008, the Series A preferred stock would be automatically converted into shares of our common stock pursuant to the terms of the Series A preferred stock. The holders agreed to forego their right to require us to repurchase the Series A preferred stock, and, in exchange:
•	on each of September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, we agreed to pay each holder $12,500 in cash; and
•	we issued to each holder 55,567 shares of our common stock, in addition to the 11.11 shares of common stock issuable upon the automatic conversion terms of the Series A preferred stock.
The warrants issued in connection with the Series A preferred stock remain outstanding. Mr. Hallinan was at the time of each of these transactions, and is currently, our Class II director. Black Creek was at the time of each of these transactions and as of April 29, 2009 the beneficial owner of more than 5% of our common stock. Scott Tucker has sole voting and investment power over all of our securities held by Black Creek.
Repurchase of Our Common Stock by Our Affiliates
On August 17, 2007, we entered into a stock purchase agreement with Dynamic Decisions Strategic Opportunities, the holder of our 9% convertible debentures, pursuant to which we agreed to purchase 169,850 shares of our common stock that had been previously acquired by the holder in open market transactions. We entered into this stock purchase agreement in connection with our agreement with the holder to redeem $800,000 in aggregate principal amount of our 9% convertible debentures for $550,000. We agreed to pay the holder an aggregate purchase price of $399,996, or $2.355 per share. However, our revolving line of credit agreements did not permit us to repurchase our own shares without the consent of the lenders. Also, while we wanted to reduce our outstanding indebtedness and ongoing debt service obligations, we also believed that, at the time, our capital resources should be spent primarily on our operations and acquisition activities. For these reasons, the terms of the stock purchase agreement were structured to allow us to assign our obligations under the agreement in whole or in part.
On August 30, 2007, in an effort to effect the debenture and stock repurchase in light of our available capital and in accordance with the terms of our revolving line of credit agreements, we entered into joinder agreements with Mr. Alsentzer and with Mr. Kopenhaver and his spouse, pursuant to which they each agreed to assume our obligations under the stock purchase agreement to the extent set forth in the table below. On September 18, 2007 and September 20, 2007, we entered into similar joinder agreements with Charles M. Hallinan, our Class II director, and an affiliate of Scott Tucker, who currently beneficially owns approximately 9.9% of our common stock, respectively. Under the terms and conditions of the stock purchase agreement, each party purchased from the debenture holder, on or about September 27, 2007, the number of shares of our common stock and paid the total aggregate purchase price, each as set forth below:

	Number of	Aggregate Purchase
Related Party	Shares	Price Paid
Mark Alsentzer	50,000	$117,750
Brent Kopenhaver	50,000	117,750
Charles M. Hallinan	34,925	82,248
Scott Tucker	34,925	82,248

Total	169,850	$399,997

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and any person who beneficially owns more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of copies of Section 16(a) filings we received during or with respect to 2008 and representations of our directors and executive officers with respect to the filing of annual reports of changes in Section 16(a) beneficial ownership on Form 5, we believe that each filing required to be made pursuant to Section 16(a) of the Exchange Act during 2008 has been filed in a timely manner except that Form 4s were not filed by Mr. Alsentzer to report seven acquisitions of our common stock occurring after August 19, 2008, the date he became subject to the reporting requirements of Section 16(a) with respect to our common stock, although Mr. Alsentzer ultimately reported each of these transactions on a timely-filed Form 5.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Pursuant to the proxy rules promulgated under the Exchange Act, stockholders should be aware that the deadline for providing us with timely notice of any stockholder proposal or director nomination to be submitted within the Rule 14a-8 process for consideration at our 2010 annual meeting of stockholders and inclusion in our 2010 proxy statement will be January 5, 2010. Pursuant to our Second Amended and Restated Bylaws, all stockholder proposals and recommendations of potential director nominees for consideration at our annual meeting of stockholders in any year must be received at least 120 calendar days, but not more then 150 calendar days, prior to the anniversary of the immediately preceding year’s annual meeting of stockholders. Stockholders may begin submitting proposals and recommendations of potential director nominees for consideration at the 2010 annual meeting of stockholders (other than by the procedure required by Rule 14a-8 for inclusion of the proposal or nominees in our 2010 proxy statement) on January 18, 2010, and the deadline for submitting proposals and recommendations of potential director nominees for consideration at the 2010 annual meeting of stockholders is February 17, 2010.
Should the 2010 annual meeting of stockholders be advanced or delayed by more than 30 days from June 17, 2010, we will inform stockholders of such change in a press release, in a document we file with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which our securities are then listed. If the 2010 annual meeting date is so modified, stockholder proposals submitted within the Rule 14a-8 process for inclusion in our 2010 proxy statement will be considered timely if submitted within a reasonable time prior to the mailing of our proxy materials for the 2010 annual meeting of stockholders, and stockholder proposals submitted outside the Rule 14a-8 process for consideration at our 2010 annual meeting of stockholders will be considered timely if they are submitted within 10 days after we provide notice of the change in the 2010 annual meeting date.
All stockholder proposals and director nominations for our 2010 annual meeting of stockholders must be received by us at our principal executive offices located at One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053. Any such proposal or nomination must comply with the applicable proxy rules under the Exchange Act, including Rule 14a-8, and the requirements of our Second Amended and Restated Bylaws.

OTHER MATTERS
We are not presently aware of any matters, other than procedural matters, that will be brought before the annual meeting which are not reflected in the attached Notice of the Annual Meeting. Signing, dating and returning a proxy card will confer discretionary authority upon the named proxy holders to vote with respect to any and all of the following matters that may come before the annual meeting:
•	matters that were to be presented at the annual meeting for which we did not receive notice a reasonable time before May 5, 2009, the date we first mailed these proxy materials to our stockholders for the annual meeting;
•	the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve;
•	any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act;
•	the approval of the minutes of the prior meeting if such approval does not amount to ratification of the action taken at that meeting; and
•	matters incident to the conduct of the annual meeting.
In connection with any such matters that may come before the 2009 annual meeting, the persons named in the proxy card will vote in accordance with the recommendations of the board of directors with respect thereto, or, if none are given, their best judgment.
ANNUAL REPORT TO STOCKHOLDERS
This proxy statement is accompanied by our 2008 Annual Report to Stockholders which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 (without exhibits), as filed with the SEC. We file reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. We will furnish a copy of any exhibit to our Annual Report on Form 10-K upon request and upon the payment of a reasonable fee equal to our reasonable expenses incurred in furnishing such exhibit. Any such requests should be made to Joseph T. Kotrosits at our corporate headquarters located at One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania 19053.

By Order of the Board of Directors

Joseph T. Kotrosits,
Senior Vice President and Corporate Secretary
Trevose, Pennsylvania
April 30, 2009

PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PURE EARTH, INC.
The undersigned hereby constitutes and appoints Mark Alsentzer, Brent Kopenhaver and Joseph T. Kotrosits, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2009 Annual Meeting of Stockholders of Pure Earth, Inc. to be held on the 17th day of June, 2009, at 2:00 p.m., local time, and at any adjournment or postponement thereof, and to vote all of the shares of common stock of Pure Earth, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.
THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE “FOR” ALL DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL ONE AND “FOR” APPROVAL OF PROPOSAL TWO.
ALL PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
Proposal One: To elect Charles M. Hallinan as a Class II director, to serve a two-year term and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal, and Brent Kopenhaver as a Class III director, to serve a three-year term and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal, as described in the accompanying proxy statement.

FOR all nominees (except as marked to the contrary at right).	WITHHOLD AUTHORITY to vote for the nominees listed above.	(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

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(Continued and to be marked, signed and dated on the reverse side)

Proposal Two: To ratify the appointment of Marcum & Kliegman LLP as the independent registered public accounting firm of Pure Earth, Inc. for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN

☐	☐	☐
In their discretion, this proxy will be voted by the undersigned upon other matters as may properly come before the 2009 Annual Meeting of Stockholders or any adjournment or postponement thereof.
Receipt of the Notice of 2009 Annual Meeting of Stockholders, Proxy Statement dated April 30, 2009 and the Pure Earth, Inc. 2008 Annual Report to Stockholders is hereby acknowledged.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name or names appear hereon, including any official position or representative capacity. If shares are registered in more than one name, all owners should sign.
PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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